UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      November 8, 2011

Zanett, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

635 Madison Avenue, 15th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 583-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 - Material definitive agreement

On November 8, 2011, Zanett Commercial Solutions, Inc., a Delaware corporation (“ZCS”) and wholly owned subsidiary of Zanett, Inc., entered into an Asset Purchase Agreement (the “Agreement”) with Tricore Solutions, LLC, a Massachusetts limited liability company (“Tricore”). ZCS agreed to sell certain assets related to its managed service business to Tricore for a purchase price of $3,006,216, subject to certain adjustments (the “Purchase Price”).  The closing of the transactions contemplated by the Agreement (the “Closing”) took place on November 11, 2011.  In addition to the sale of the certain assets, Tricore and ZCS have entered into an agreement (the “Referral Agreement”) whereby Tricore agrees to pay to ZCS a fee for the referral of certain additional contracted managed services customers to Tricore.

At the Closing, (i) Tricore paid to ZCS an amount equal to $2,479,394 in cash, (ii) placed $226,200 into escrow (the “Escrow Amount”), and (iii) held back an additional $300,622 from the Purchase Price (the “Holdback Amount”). In the event that (i) certain former ZCS customers shall cancel or otherwise terminate a managed service contract with Tricore entered into on or after the Closing (each, a “Customer Contract”) for any reason or (ii) Tricore shall cancel a Customer Contract for Cause (as defined in the Agreement) (in each case, a “Cancelled Contract”) on or before the date which is either twelve months, in certain instances, or six months, in other instances, after the Closing, the Purchase Price shall be reduced by an amount equal to one hundred thirty percent (130%) of the of the aggregate forecasted contract revenue for calendar year 2012 arising out of each such Cancelled Contract, less thirty percent (30%) of any monies received by Tricore from such customer. Any adjustments to the Purchase Price shall be made out of the Holdback Amount and the Escrow Amount.  Any portions of the Escrow Amount and Holdback Amount remaining after such adjustments shall be paid to ZCS on the first anniversary of the Closing.

ZCS also entered into a non-competition agreement, pursuant to which ZCS will not engage in offering managed services of the types offered by Tricore, anywhere within the world, for a period of five years after the Closing.  However, ZCS shall not be prevented from selling itself, or any or all of its other businesses to an independent third party that is engaged in offering managed services of the types offered by Tricore.  In addition, ZCS agreed to refrain from soliciting any employee, customer, supplier, or licensee of Tricore for a period of five years after the Closing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: December 1, 2011	By:	/s/ Dennis Harkins
Dennis Harkins
Chief Financial Officer